  Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 19, 2019, DropCar, ABC Merger Sub, Inc., a wholly-owned subsidiary of DropCar (“Merger Sub”) and AYRO, Inc. (“AYRO”) entered into an agreement and plan of merger and reorganization (as may be amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of AYRO with and into Merger Sub, with AYRO continuing as the surviving corporation and a wholly-owned subsidiary of DropCar. The unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2019, and for the year ended December 31, 2018, give effect to the proposed merger of Merger Sub with and into AYRO, and have been prepared under the acquisition method of accounting with AYRO treated as the accounting acquirer. AYRO is anticipated to be the accounting acquirer based upon the terms of the merger and other factors, such as the number of shares to be issued to AYRO stockholders under the Merger Agreement, relative voting rights and the composition of the combined company’s board and senior management. The unaudited pro forma condensed financial statements also give effect to the proposed disposition by DropCar of the assets associated with its business of providing vehicle support, fleet logistics and concierge services for both consumers and the automotive industry to DC Partners Acquisition, LLC (the “Parent Legacy Asset Disposition”).

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 combines the historical condensed balance sheet of AYRO as of September 30, 2019 and the historical condensed consolidated balance sheet of DropCar as of September 30, 2019, giving pro forma effect to the merger and the Parent Legacy Asset Disposition as if such transactions had been completed on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019, combine the historical audited condensed statement of operations of DropCar for its fiscal year ended December 31, 2018 and the historical unaudited condensed statement of operations of DropCar for the nine months ended September 30, 2019, respectively, and the historical audited condensed statements of operations of AYRO for its fiscal year ended December 31, 2018 and the historical unaudited condensed statements of operations of AYRO for the nine months ended September 30, 2019, respectively, giving pro forma effect to the merger and the Parent Legacy Asset Disposition as if such transactions had been completed on January 1, 2018. The historical financial information has been adjusted in the respective unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger or the Parent Legacy Asset Disposition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined company.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations would have been if the proposed merger or the Parent Legacy Asset Disposition had been completed as of the dates indicated in the unaudited pro forma condensed combined financial statements or that will be realized upon the consummation of the proposed transactions.

The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed or have not progressed to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Upon consummation of the merger, final valuations and studies will be performed. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future financial position and results of operations. Fair values determined as of the assumed acquisition dates are based on the most recently available information. To the extent there are significant changes to DropCar’s or AYRO’s business, or as new information becomes available, the assumptions and estimates herein could change significantly.

Because AYRO will be treated as the accounting acquirer, AYRO’s assets and liabilities will be recorded at their precombination carrying amounts and the historical operations that are reflected in the financial statements will be those of AYRO. DropCar’s assets and liabilities will be measured and recognized at their fair values as of the date of the merger, and consolidated with the assets, liabilities and results of operations of AYRO after the consummation of the merger. The unaudited pro forma condensed combined statements of operations include certain acquisition accounting adjustments described therein.

The unaudited pro forma condensed combined statements of operations do not include (a) the impacts of any revenue, cost or other operating synergies that may result from the merger or any related restructuring costs; (b) certain amounts resulting from the merger that were determined to be of a non-recurring nature; and (c) the impact of the proposed reverse stock split described elsewhere in this joint proxy and consent solicitation statement/prospectus.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1. Description of the Transaction and Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of SEC Regulation S-X, and present the pro forma financial position and results of operations of the surviving company based upon the historical data of DropCar and Ayro, after giving effect to the merger.

Proposed Merger

Pursuant to the merger agreement, a wholly owned subsidiary of DropCar will be merged with and into Ayro, with Ayro continuing after the merger as the surviving corporation and a wholly-owned subsidiary of DropCar. DropCar will issue to Ayro stockholders 0.9444 shares of DropCar common stock per share of Ayro common stock, pursuant to the terms of the Merger Agreement. On a pro forma basis, based upon the number of shares of DropCar common stock expected to be issued in the merger (including in respect of outstanding Ayro options and warrants), (i) current DropCar stockholders and their designees will own approximately 20% of the combined company and current Ayro stockholders and their designees will own approximately 80% of the combined company, in each case excluding the shares to be held in escrow to secure indemnification obligations.

Treatment of Stock Options and Warrants in the Merger

All Ayro stock options granted under the Ayro stock option plans (whether or not then exercisable) that are outstanding prior to the effective time of the merger will convert into options to purchase DropCar common stock, retaining their same vesting schedules. All warrants to purchase shares of Ayro capital stock that are outstanding prior to the effective time of the merger will be cancelled. At the effective time of the merger, the warrants will be converted into and exchangeable for warrants to purchase shares of DropCar common stock equal to the number of shares Ayro common stock issuable upon exercise of such warrants multiplied by the Exchange Ratio with an exercise price equal to the exercise price of such warrants divided by the Exchange Ratio. After the effective time, all outstanding and unexercised Ayro stock options assumed by DropCar may be exercised solely for shares of DropCar common stock. The number of shares of DropCar common stock subject to each Ayro stock option assumed by DropCar shall be determined by multiplying (a) the number of shares of Ayro common stock that were subject to such Ayro stock option, as in effect immediately prior to the effective time of the merger by (b) the Exchange Ratio, as defined in the merger agreement, and rounding the resulting number down to the nearest whole number of shares of DropCar common stock. The per share exercise price for the DropCar common stock issuable upon exercise of each Ayro stock options assumed by DropCar shall be determined by dividing (x) the per share exercise price of Ayro common stock subject to such Ayro stock option, as in effect immediately prior to the effective time of the merger, by (y) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent. Refer to the section entitled “Merger Agreement — Effects of Merger; Merger Consideration” elsewhere in this joint proxy and consent solicitation statement/prospectus for further information regarding the exchange ratio.

Vesting of most DropCar equity awards issued and outstanding will be accelerated to 100% at the Effective Time of the merger, and all such equity awards issued and outstanding at the time of the merger will remain issued and outstanding. For accounting purposes, since the awards become fully vested contemporaneously with the consummation of the merger, any remaining unrecognized compensation cost associated with the original grant date fair value of the awards would be recognized in DropCar’s precombination financial statements.

As a condition to the Closing, DropCar is obligated to raise $6 million, in equity financing (the “Merger Financing”) and/or convertible debt financing. The Merger Financing is expected to close immediately prior to or simultaneously with the Closing. In addition, the consummation of the Merger is subject to customary conditions, including, without limitation, (a) approval by the DropCar and Ayro stockholders of the Merger Agreement and the transactions contemplated thereby; (b) the absence of any law, order, injunction or other legal restraint prohibiting the Merger; and (c) receipt of approval from NASDAQ to list the shares of DropCar common stock on The NASDAQ Capital Market post-Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation, (i) the accuracy of the other party’s representations and warranties (subject to customary qualifiers), and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary qualifiers). The Merger Agreement contains specified termination rights for both the DropCar and Ayro, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee of  $1,000,000, which, under specified circumstances, may include reimbursement for various expenses incurred in connection with the proposed Merger.

DropCar, Inc., and Subsidiaries
PROFORMA Condensed Consolidated Balance Sheets
As of September 30, 2019
(Unaudited)

	AYRO, Inc.	DropCar, Inc.	Pro Forma Adjustments for Disposition	Pro Forma As Adjusted	Pro Forma Adjustments for AYRO Reverse Acquisition
ASSETS

CURRENT ASSETS:
Cash	$60,823	$2,594,888	$(2,594,888)	$60,823	$6,000,000	(1)	$6,060,823
Accounts receivable, net	395,521	176,328	(176,328)	395,521	-		395,521
Inventories	1,115,171	-	-	1,115,171	-		1,115,171
Prepaid expenses and other current assets	203,980	311,567	(311,567)	203,980	-		203,980
Total current assets	1,775,495	3,082,783	(3,082,783)	1,775,495	6,000,000		7,775,495

Property and equipment, net	751,159	28,255	(28,255)	751,159	-		751,159
Capitalized software costs, net	-	478,129	(478,129)	-	-		-
Operating lease right-of-use asset	-	3,772	(3,772)	-	-		-
Other assets	313,389	3,525	(3,525)	313,389			313,389

TOTAL ASSETS	$2,840,043	$3,596,464	$(3,596,464)	$2,840,043	$6,000,000		$8,840,043

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,237,418	$274,446	$(274,446)	$2,237,418	$(1,237,729)	(8) (9)	$999,689
Accrued Expenses	724,535	1,254,351	(1,254,351)	724,535	(39,003)	(3)	685,532
Deferred revenue	-	304,683	(304,683)	-	-		-
Related Party Payables	15,000	-	-	15,000	-		15,000
Notes Payable, net of debt discount, current portion	452,604	-	-	452,604	(445,801)	(2)	6,803
Total current liabilities	3,429,558	1,833,480	(1,833,480)	3,429,558	(1,722,533)		1,707,025

Notes payable, net of debt discount	23,399	-	-	23,399	137,729	(8)	161,128
TOTAL LIABILITIES	3,452,957	1,833,480	(1,833,480)	3,452,957	(1,584,804)		1,868,153

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Ayro Preferred stock, $0.001 par value, 8,472,500 shares authorized
Ayro Series Seed 1 Preferred Stock 3,272,500 shares designated, 3,272,500 shares issued and outstanding;	3,272,500	-	-	3,272,500	(3,272,500)	(4)	-
Ayro Series Seed 2 Preferred Stock 2,200,000 shares designated, 1,907,682 shares issued and outstanding;	3,268,444	-	-	3,268,444	(3,268,444)	(4)	-
Ayro Series Seed 3 Preferred Stock 3,000,000 shares designated, 303,500 shares issued and outstanding;	607,000	-	-	607,000	(607,000)	(4)	-
DropCar Preferred stock, $0.0001 par value, 5,000,000 shares authorized			-	-			-
DropCar Series seed preferred stock, 842,405 shares authorized, zero issued and outstanding	-	-	-	-	-		-
DropCar Series A preferred stock, 1,963,877 shares authorized, zero issued and outstanding	-	-	-	-	-		-
DropCar Convertible Series H, 8,500 shares designated, 8 shares issued and outstanding;	-	-	-	-	-		-
DropCar Convertible Series H-1, 9,488 shares designated, zero shares issued and outstanding	-	-	-	-	-		-
DropCar Convertible Series H-2, 3,500 shares designated, zero shares issued and outstanding	-	-	-	-	-		-
DropCar Convertible Series H-3, 8,461 shares designated, 2,189 shares issued and outstanding;	-	-	-	-	-		-
DropCar Convertible Series H-4, 30,000 shares designated, 5,028 and 26,619 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively;	-	1	(1)	-	-		-
Ayro Common stock, $0.001 par value; 26,347,500 shares authorized, 10,614,545 issued and outstanding as of September 30, 2019	12,819	-	-	12,819	(12,819)	(5)	-
DropCar Common stock, $0.0001 par value; 100,000,000 shares authorized, 4,061,882 issued and outstanding as of September 30, 2019	-	406	(406)	-	1,494	(1) (4) (5)	1,494
Additional paid in capital	2,734,852	35,192,968	(35,192,968)	2,734,852	14,765,773	(1) (2) (3) (4) (5) (6) (7) (8) (9) (10)	17,500,625
Accumulated deficit	(10,508,529)	(33,430,391)	33,430,391	(10,508,529)	(21,700)	(8) (9) (10)	(10,530,229)

TOTAL STOCKHOLDERS' EQUITY	(612,914)	1,762,984	(1,762,984)	(612,914)	7,584,804		6,971,890

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,840,043	$3,596,464	$(3,596,464)	$2,840,043	$6,000,000		$8,840,043

(1) - Investment in Ayro of $6,000,000 included as part of the merger and stock purchase agreements
(2) - Conversion of $640,000 notes payable, net of $194,199 discount on debt into shares of the Company's stock
(3) - Conversion of $39,003 of accrued expenses on notes payable into shares of Company's stock
(4) - Conversion of Ayro preferred stock into common stock 1:1
(5) - Conversion of Ayro common stock into Dropcar common stock
(6) - Interest expense of $49,344 on debt issued in 2019 to 12 individual lenders converted to stock prior to signing of the merger agreement
(7) - Interest expense of $60,649 expensed as discount on debt for debt issued in 2019, converted to equity prior to signing of the merger agreement
(8) - conversion of $137,729 account payable to service provider to long term note payable
(9) - conversion of $1,100,000 account payable to Cenntro Automotive Group to 1,100,000 shares of the company's preferred stock
(10) - Stock-based compensation expense for DropCar employees that is triggered by a change of control of $131,693

DropCar, Inc., and Subsidiaries
PROFORMA Condensed Consolidated Statements of Operations
For the Nine Months Ended September 30, 2019
(Unaudited)

	AYRO, Inc.	DropCar, Inc.	Pro Forma Adjustments for Disposition	Pro Forma As Adjusted	Pro Forma Adjustments for AYRO Reverse Acquisition		Pro Forma Results

REVENUES	$745,530	$3,441,307	$(3,441,307)	$745,530	$-		$745,530

COST OF REVENUE	577,539	3,206,524	(3,206,524)	577,539	-		577,539

GROSS PROFIT (LOSS)	167,991	234,783	(234,783)	167,991	-		167,991

OPERATING EXPENSES
Research and development expenses	987,350	460,426	(460,426)	987,350	-		987,350
Sales and marketing expenses	932,903	601,746	(601,746)	932,903	-		932,903
General and administrative expenses	3,230,430	2,865,218	(2,865,218)	3,230,430	131,693	(10)	3,362,123
TOTAL OPERATING EXPENSES	5,150,683	3,927,390	(3,927,390)	5,150,683	131,693		5,282,376

OPERATING LOSS	(4,982,691)	(3,692,607)	3,692,607	(4,982,691)	(131,693)		(5,114,384)

Other income (expense), net	(231,886)	15,937	(15,937)	(231,886)	109,993	(11) (12)	(121,893)

LOSS FROM CONTINUING OPERATIONS	(5,214,578)	(3,676,670)	3,676,670	(5,214,578)	(21,700)		(5,236,278)

NET LOSS	$(5,214,578)	$(3,676,670)	$3,676,670	$(5,214,578)	$(21,700)		$(5,236,278)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,214,578)	$(3,676,670)	$3,676,670	$(5,214,578)	$(21,700)		$(5,236,278)

LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$(0.51)	$(1.09)	$	$(0.38)	$		$(0.12)
Diluted	$(0.51)	$(1.09)	$	$(0.38)	$		$(0.12)
EARNINGS (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$-	$-	$	$-	$		$-
Diluted	$-	$-	$	$-	$		$-
NET LOSS PER SHARE:
Basic	$(0.51)	$(1.09)	$	$(0.38)	$		$(0.12)
Diluted	$(0.51)	$(1.09)	$	$(0.38)	$		$(0.12)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	10,263,192	3,381,026	-	13,644,218	30,038,655	(13) (14)	43,682,873
Diluted	10,263,192	3,381,026	-	13,644,218	30,038,655		43,682,873

AYRO shares outstanding	10,263,192
Exchange Ratio	0.9444

(10) - Stock-based compensation expense for DropCar employees that is triggered by a change of control of $131,693
(11) - Interest expense of $49,344 on debt issued in 2019 to 12 individual lenders converted to stock prior to signing of the merger agreement
(12) - Interest expense of $60,649 expensed as discount on debt for debt issued in 2019, converted to equity prior to signing of the merger agreement
(13) - AYRO outstanding shares multiplied by Merger Exchange Ratio of 0.9444 represents an adjustment of (570,633) shares
(14) - To give effect of the $6m equity raise with merger representing 30,609,288 shares

DropCar, Inc., and Subsidiaries
PROFORMA Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2018

	AYRO, Inc.	DropCar, Inc.	Pro Forma Adjustments for Disposition	Pro Forma As Adjusted	Pro Forma Adjustments for AYRO Reverse Acquisition	Pro Forma Results

NET REVENUES	$5,302,964	6,077,667	(6,077,667)	$5,302,964	$-	$5,302,964

COST OF REVENUES	5,008,700	7,863,673	(7,863,673)	5,008,700	-	5,008,700

GROSS LOSS	294,264	(1,786,006)	1,786,006	294,264	-	294,264

OPERATING EXPENSES
Research and development expenses	768,381	322,269	(322,269)	768,381	-	768,381
Sales and marketing expenses	999,723	-	-	999,723	-	999,723
General and administrative expenses	2,578,079	-	-	2,578,079	-	2,578,079
Sales, general and administrative expenses (1)	-	11,350,406	(11,350,406)	-	-	-
Depreciation and amortization (1)	-	354,657	(354,657)	-	-	-
TOTAL OPERATING EXPENSES	4,346,183	12,027,332	(12,027,332)	4,346,183	-	4,346,183

OPERATING LOSS	(4,051,920)	(13,813,339)	13,813,338	(4,051,920)	-	(4,051,920)

Other income (expense), net	(144,571)	(1,081,226)	1,081,226	(144,571)	-	-144,571

LOSS FROM CONTINUING OPERATIONS	(4,196,491)	(14,894,564)	14,894,564	(4,196,491)	-	(4,196,491)

DISCONTINUED OPERATIONS
Income from operations of discontinued component	-	315,119	(315,119)	-	-	0
Loss on sale of component	-	(4,169,718)	4,169,718	-	-	0
LOSS ON DISCONTINUED OPERATIONS	-	(3,854,599)	3,854,599	-	-	-

NET LOSS	(4,196,491)	(18,749,163)	18,749,163	(4,196,491)	-	$(4,196,491)

Deemed dividend on exchange of warrants	-	(1,399,661)	1,399,661	-	-	0

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(4,196,491)	$(20,148,824)	$20,148,824	$(4,196,491)	$-	$(4,196,491)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
Loss from continuing operations	$(4,196,491)	$(16,294,225)	$16,294,225	$(4,196,491)	$-	$(4,196,491)
Loss from discontinued operations	-	(3,854,599)	3,854,599	-	-	-
NET LOSS	$(4,196,491)	$(20,148,824)	$20,148,824	$(4,196,491)	$-	$(4,196,491)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED
Continuing operations	$(0.41)	$(12.04)	$	$(0.36)	$	$(0.10)
Discontinued operations	-	(2.85)		-		-
NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.41)	$(14.89)	$	$(0.36)	$	$(0.10)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,242,650	1,352,826		11,595,476	32,087,397(13) (14)	43,682,873

AYRO shares outstanding	10,242,650
Exchange Ratio	0.9444

(1) as previously reported on DropCar, Inc.'s From 10-K for the year ended December 31, 2018

Notes to merger proforma adjustments

The following pro forma adjustments are based on preliminary estimates, which may change significantly as additional information is obtained:

(1)
Investment in Ayro of $6,000,000 included as part of the merger and stock purchase agreements
(2)
Conversion of $640,000 notes payable, net of $194,199 discount on debt into shares of the Company's stock
(3)
Conversion of $39,003 of accrued expenses on notes payable into shares of Company's stock
(4)
Conversion of Ayro preferred stock into common stock 1:1
(5)
Conversion of Ayro common stock into Dropcar common stock
(6)
Interest expense of $49,344 on debt issued in 2019 to 12 individual lenders converted to stock prior to signing of the merger agreement
(7)
Interest expense of $60,649 expensed as discount on debt for debt issued in 2019, converted to equity prior to signing of the merger agreement
(8)
Conversion of $137,729 account payable to service provider to long term note payable
(9)
Conversion of $1,100,000 account payable to Cenntro Automotive Group to 1,100,000 shares of the company's preferred stock
(10)
Stock-based compensation expense for DropCar employees that is triggered by a change of control of $131,693
(11)
Interest expense of $49,344 on debt issued in 2019 to 12 individual lenders converted to stock prior to signing of the merger agreement
(12)
Interest expense of $60,649 expensed as discount on debt for debt issued in 2019, converted to equity prior to signing of the merger agreement
(13)
AYRO outstanding shares multiplied by Merger Exchange Ratio of 0.9444 represents an adjustment of (570,633) shares
(14)
To give effect of the $6m equity raise with merger representing 30,609,288 shares

 Notes to Unaudited Pro Forma Condensed Combined Financial Statements

2. Accounting Policies and Merger Pro Forma Adjustments

Based on Ayro’s review of DropCar’s summary of significant accounting policies disclosed in DropCar’s financial statements, the nature and amount of any adjustments to the historical financial statements of DropCar to conform its accounting policies to those of Ayro are not expected to be significant.